EXHIBIT 99.g.1.a

         SCHEDULE 6*

         List of Series of Aberdeen Funds

         Aberdeen Tax-Free Income Fund
         Aberdeen Small Cap Fund
         Aberdeen U.S. Equity Fund
         Aberdeen Select Worldwide Fund
         Aberdeen China Opportunities Fund
         Aberdeen Developing Markets Fund
         Aberdeen International Equity Fund
         Aberdeen Equity Long-Short Fund
         Aberdeen Global Financial Services Fund
         Aberdeen Health Sciences Fund
         Aberdeen Natural Resources Fund
         Aberdeen Technology and Communications Fund
         Aberdeen Global Utilities Fund
         Aberdeen Optimal Allocations Fund: Defensive
         Aberdeen Optimal Allocations Fund: Moderate
         Aberdeen Optimal Allocations Fund: Moderate Growth
         Aberdeen Optimal Allocations Fund: Growth
         Aberdeen Optimal Allocations Fund: Specialty
         Aberdeen Core Income Fund
         Aberdeen Core Plus Income Fund
         Aberdeen Asia Bond Institutional Fund
         Aberdeen Global Fixed Income Fund
         Aberdeen Global Small Cap Fund
         Aberdeen International Equity Institutional Fund
         Aberdeen Emerging Markets Institutional Fund

*As most recently approved at the June 9, 2009 Board Meeting.